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                            NOTE AND PLEDGE AGREEMENT


         NOTE AND PLEDGE AGREEMENT (the "Note and Pledge Agreement"), dated as of April 15, 2002, between Michael Simpson (the "Maker") and THE MED-DESIGN CORPORATION (the "Payee").

                              PRELIMINARY STATEMENT

         The Payee is making a loan (the "Loan") to the Maker and the Maker is delivering this Note and Pledge Agreement to the Payee, whereby the Maker promises, among other things, to pay the principal amount of $250,000.00 (the "Note") in repayment of the Loan and to pledge to the Payee the 66,666 shares of the Payee's common stock to be issued by the Payee to the Maker on August 6, 2003, to secure the payment of the Loan (the "Pledge"). Under the terms of the Pledge, the Payee shall hold the Pledged Securities (as defined below), when issued, until released upon payment of all Obligations (as defined below).

                                   WITNESSETH:

         NOW, THEREFORE, to induce the Payee to make a loan under this Note and Pledge Agreement and in consideration of the mutual covenants contained herein, the parties hereto, each intending to be legally bound hereby, covenant and agree as follows:

A. Promissory Note.

   1. Terms. FOR VALUE RECEIVED, and intending to be legally bound, the Maker hereby promises to pay, in lawful money of the United States of America, without demand, defalcation, set off or deduction, to the order of the Payee, at the address of the Payee's executive offices, or at such other place as the holder hereof shall from time to time designate in writing, the principal amount of $250,000.00. Interest shall accrue on the unpaid principal balance hereof until paid at the annual rate of 16%, calculated on the basis of a 360-day year consisting of twelve 30-day months; provided that, from and after the occurrence of an Event of Default (as defined below), interest shall accrue on the unpaid principal balance hereof at the annual rate of 18%. Notwithstanding the foregoing, upon issuance of the Pledged Securities (as defined below) and perfection of the Payee's security interest in the Pledged Securities, interest shall accrue on the unpaid principal balance hereof until paid at the Prime Rate plus 1%, calculated on the basis of a 360-day year consisting of twelve 30-day months; provided that, from and after the occurrence of an Event of Default that occurs after the issuance of the Pledged Securities, interest shall accrue on the unpaid principal balance hereof at the Prime Rate plus 3%. The Prime Rate in effect on the first business day of each calendar quarter shall apply to the amount of the unpaid obligation during such calendar quarter. The "Prime Rate" shall mean the prime lending rate as announced from time to time in The Wall Street Journal. The Maker shall pay all accrued but unpaid interest hereunder on April 15, 2003, and if not paid when due, such accrued interest shall be added to the principal balance of this Note.

         The Obligations under this Note and Pledge Agreement are full recourse to the Maker and are not limited to recourse to the Pledged Securities.


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         If not sooner demanded or paid, the outstanding principal amount, together with accrued interest thereon, shall be immediately due and payable on the first to occur of (i) April 15, 2004, (ii) the date on which the Maker ceases to be an employee, member of the Board of Directors or consultant of the Payee for any reason, (iii) the date on which the Payee provides the Maker notice that the closing price of the Payee's common stock as reported on the Nasdaq National Market has been $30.00 or higher for 20 consecutive trading days, or (iv) the date on which the Maker sells or transfers, or agrees to sell or transfer, any of the Pledged Securities (the earliest of such dates being referred to herein as the "Maturity Date").

         This Note may be prepaid in whole or in part at any time without penalty or premium. Partial prepayments shall be applied to installments due hereunder in the same order as such installments become due.

2. Default.

   (a) The Maker shall be in default hereunder upon the occurrence of any of the following events (each an "Event of Default"): (i) if the Maker fails to pay the principal or interest or any other sum due hereunder on the applicable due date therefor; (ii) if the Maker shall (A) apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of himself or of all or a substantial part of his property, (B) make a general assignment for the benefit of his creditors, (C) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (D) file a petition seeking to take advantage of any other law providing for the relief of debtors, (E) fail to controvert in a timely or appropriate manner within 60 days, or acquiesce in writing to, any petition filed against the Maker in any involuntary case under such Bankruptcy Code, or (F) take any action for the purpose of effecting any of the foregoing; (iii) if there shall be a default under the Pledge; (iv) if any representation, warranty or statement made by or on behalf of the Maker to the Payee in this Agreement is untrue in any material respect when made; or (v) if the Maker fails to deliver a copy of his 2001 federal and state tax returns and a completed financial information questionnaire substantially in the form of Exhibit A attached hereto by April 23, 2002.

   (b) Upon the occurrence of an Event of Default, which shall be continuing, the balance of principal of and all accrued interest upon this Note shall become immediately due and payable without any action or notice of any kind on the part of any holder of this Note.

   (c) The Maker shall pay on demand all costs of collection, including without limitation reasonable attorneys' fees, incurred by the holder hereof with respect to any default by the Maker hereunder. Such amounts, until paid by the Maker, shall be added to the principal hereof, bear interest at the rate set forth in Section A.1. above and be secured by the Pledge.

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B. Pledge Agreement.

   1. Pledge of Stock. As collateral security for the punctual payment and performance of all existing and future indebtedness, obligations and other liabilities, absolute or contingent, direct or indirect, primary or secondary, of the Maker to the Payee of any nature whatsoever under this Note and Pledge Agreement (all of such indebtedness, obligations and liabilities of the Maker being hereinafter sometimes referred to collectively as the "Obligations"), the Maker hereby pledges and hypothecates to the Payee for its benefit and grants to the Payee for its benefit, and agrees that the Payee shall have a first security interest in and pledge of: (i) the 66,666 shares of the Payee's common stock to be issued by the Payee to the Maker on August 6, 2003 (the "Pledged Securities"), together with any replacements thereof and substitutions therefor, and all certificates and instruments evidencing or representing such securities,
(ii) all interest and dividends, whether in cash, kind or stock, received or receivable upon or in respect of any of the Pledged Securities and all moneys or other property payable or paid on account of any return or repayment of capital in respect of any of the Pledged Securities or otherwise distributed in respect thereof or which will in any way be charged to, or payable or paid out of, the capital of the Payee on account of the Pledged Securities, (iii) all other property that may at any time be received or receivable by or otherwise distributed to the Maker in respect of, or in substitution for, or in exchange for, any of the foregoing, (iv) all cash, securities and other proceeds of the foregoing and all rights and interests of the Maker in respect thereof or evidenced thereby, including all moneys received from time to time by the Maker which are directly attributable to the sale or other disposition of any of the Pledged Securities; provided, however, that the Maker will not sell or otherwise dispose of any of the Pledged Securities, or purport to do any of the foregoing without the prior written consent of the Payee in accordance with Section C.6. below.

   2. Reservation of Voting Rights. Upon the occurrence of an Event of Default that shall be continuing, the Payee shall be entitled to exercise any and all voting power with respect to the Pledged Securities. At all other times, the Maker shall be entitled to exercise as he deems appropriate, but in a manner consistent with the provisions of this Note and Pledge Agreement, all voting power with respect to the Pledged Securities.

   3. Delivery of Pledged Securities. The certificates representing the Pledged Securities duly endorsed by the Maker in blank for transfer or accompanied by stock powers of attorney satisfactory to the Payee will be delivered to and remain in the custody of the Payee when issued.

   4. Representations and Warranties. As of the date of this Note and Pledge Agreement, the Maker represents and warrants to the Payee that:

      (a) Title, No Other Security Interests. Except for (i) the security interests created by this Note and Pledge Agreement and (ii) any other security interests permitted in writing by the Payee, the Maker will own the Pledged Securities, when issued, free and clear of any security interests. No security agreement, financing statement or other notice with respect to any or all of the Pledged Securities is on file or on record in any public office, except for filings in favor of, or permitted in writing by, the Payee.

      (b) Authority; Consents. Except as expressly permitted by the other party to any agreement, instrument or restriction, the execution, delivery and performance of this Note and Pledge Agreement does not contravene any agreement, instrument or restriction to which the Maker is a party or by which the Maker or any of the Pledged Securities is bound. Except for any consent that has been obtained and is in full force and effect, no consent of any person is required, or purports to be required, for the execution, delivery and performance of this Note and Pledge Agreement.

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   5. Remedies. Upon the occurrence of an Event of Default that shall be continuing, the Payee shall have the right at any time and from time to time to take such actions as it deems appropriate with respect to the Pledged Securities. The Maker hereby agrees that, upon any sale of the Pledged Securities by the Payee, any and all equity and right of redemption shall be automatically waived and released without any further action on the part of the Maker. The Maker agrees that any proceeds of sale paid by any purchaser of the Pledged Securities to the Payee (after application of such proceeds to the payment of all costs and expenses for sale or delivery, including reasonable compensation to the agents and attorneys of the Payee, and all other expenses, liabilities and advances made or incurred by the Payee in connection therewith) shall be applied to the payment of the Obligations under this Note and Pledge Agreement, in such order as the Payee may deem fit, and the Maker shall remain liable for any deficiency. Any balance remaining after payment in full of the Obligations shall be paid over to the Maker.

   6. Certain Restrictions on Sale by Payee. If at any time when the Payee shall determine to exercise its rights to sell all or any part of the Pledged Securities pursuant to Section B.5. hereof and if the Pledged Securities have not been registered, the Payee, in its sole discretion, is hereby expressly authorized to sell such Pledged Securities or such part thereof by private sale in such manner and under such circumstances as the Payee may deem necessary or advisable in order that such sale may legally be effected without such registration.

   7. Right to Execute Endorsements. Upon the occurrence of any Event of Default, the Payee shall have the right, for and in the name, place and stead of the Maker and acting as its attorney-in-fact if necessary, to execute endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Pledged Securities whenever any such execution is required or permitted hereunder.

C. Remedies, Termination, Waiver and Miscellaneous.

   1. Remedies Cumulative; Indemnities, etc. The rights, powers and remedies provided herein in favor of the Payee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other rights and remedies in favor of the Payee existing at law or in equity, including without limitation all of the rights, powers and remedies available to a secured creditor under the Uniform Commercial Code as in effect in Pennsylvania or any other appropriate jurisdiction, and may be exercised concurrently, independently or successively by the holder hereof in such holder's discretion. The Maker shall indemnify and save harmless the Payee from and against any and all liabilities, losses and damages that the Payee may incur in the exercise or performance of any of its or their rights, powers or remedies set forth herein, provided, however, that the Maker shall have no obligation to indemnify any such indemnitee against any liability, loss or damage resulting from such indemnitee's own gross negligence or bad faith.

   2. Waivers; Amendments. No delay on the part of the Payee in exercising any of its options, powers or rights, and no partial or single exercise thereof, shall constitute a waiver thereof or of any other option, power or right. The Payee shall not be deemed by any act or omission to have waived any such right or remedy or any default by the Maker hereunder or under the Pledge unless such waiver is in writing and signed by the holder, and then only to the extent specifically set forth in the writing. Any such waiver shall not be construed as a continuing waiver or as a bar to or waiver of any right or remedy with respect to any other default by the Maker. None of the terms and conditions of this Note and Pledge Agreement may be amended, modified or waived orally but only in a writing signed by the Payee and the Maker.

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   3. Return of Collateral. Upon the full payment and performance of all of the
Obligations, this Note and Pledge Agreement shall expire and the Maker (except to the extent otherwise contemplated hereby) shall be entitled to the return of all of the Pledged Securities and other property and cash held in pledge hereunder that have not been used or applied to the payment of the Obligations.

   4. Further Assurances; Immunities, etc. With respect to the Pledged Securities and any security interest of the Payee, the Maker shall take all such actions and file, record, make, execute and deliver all such deeds, things, notices and instruments as may be necessary or desirable in the opinion of the Payee in order to vest more fully in and assure to the Payee the security interest in the Pledged Securities created hereby or intended so to be and the enforcement and realization of all of the benefits of the rights, remedies and powers of the Payee hereunder relating to the Pledged Securities.

   5. Limitations on Other Security Interests. The Maker will not create, incur or permit to exist, and will defend the Pledged Securities against, and will take such other action as is necessary to remove, any and all security interests on and claims in respect of the Pledged Securities other than the security interests created by this Note and Pledge Agreement, or those permitted in writing by the Maker (collectively, the "Permitted Liens"), and the Maker will defend the right, title and interest of the Payee in and to the Pledged Securities against the claims and demands of all persons other than those holding Permitted Liens.

   6. Limitations on Dispositions of Collateral. The Maker will not, without the Payee's prior written consent, sell or otherwise dispose of any of the Pledged Securities.

   7. Transfers of Interest . Upon any assignment or other transfer by the Payee of any of the Obligations, the Payee may transfer its interest in the Pledged Securities, or any part thereof, to the assignee or transferee, who shall thereupon become vested with all the rights, remedies, powers, security interests and liens herein granted to the Payee in respect of the Pledged Securities or the transferred part thereof, subject, however, to the restrictions contained herein.

   8. Expenses. The Pledged Securities secure, and the Maker shall pay on demand, all reasonable expenses (including but not limited to reasonable attorneys' fees and costs for legal services, costs of insurance and payments of taxes or other charges) of, or incidental to, the custody, care, sale or realization on any of the Pledged Securities or in any way relating to the enforcement or protection of the rights of the Payee hereunder.

   9. Notices. All notices, requests, demands, directions, declarations and other communications provided for herein shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) three days after notice shall be deposited with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (i) if to the Maker, at the address set forth below, and (ii) if to the Payee, at the address designated for payments hereunder from time to time, or (c) upon confirmation that notice shall have been received by fax at the fax number specified for such party with its address. Any party may change its address or fax number for notice purposes by giving advance notice hereunder to the other party in accordance with this Section C.9.

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   10. Governing Law; Consent to Jurisdiction, etc. This Note and Pledge
Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania. The Maker and the Payee hereby consent to the jurisdiction of the courts of the State of Pennsylvania in any action or proceeding that may be brought against the Maker or the Payee under or in connection with this Note and Pledge Agreement or any of the transactions contemplated hereby or to enforce any undertaking contained herein. Service of process in any such action or proceeding may be duly effected upon the Maker or the Payee by service in accordance with the provisions of the Uniform Interstate and International Procedure Act as in effect in Pennsylvania.

   11. Certain Waivers; Integration, etc.

      (a) The Maker waives presentment for payment, demand, notice of nonpayment, notice of protest, protest and notice of dishonor of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and Pledge Agreement.

      (b) The Maker hereby waives any and all present and future laws and rules of court exempting any of the Pledged Securities or any other property, real or personal, or any of the proceeds arising from any sale of such property, from attachment, levy, sale or execution, or providing for any stay of execution, appraisement, exemption from civil process or extension of time for payment.

      (c) This instrument states the entire agreement of the parties concerning the subject matter hereof, and it is acknowledged that there are no customs, usages, representations, or assurances referring to the subject matter, and no inducements leading to the execution or delivery hereof, other than those expressed herein.

   12. Miscellaneous. This Note and Pledge Agreement shall bind and inure to the benefit of the Maker and the Payee and their respective heirs, executors, administrators, personal representatives, successors and assigns, except that the Maker shall not have the right to assign any of the Maker's rights hereunder or interests herein without the written consent of the Payee. No persons other than the Maker and the Payee and the respective assignees of the Payee (including any creditors of Payee to which the Payee may assign its rights hereunder) are intended to be benefitted hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise. The Maker acknowledges that this Note and Pledge Agreement and the obligations of the Maker hereunder and the security interest created or intended to be created hereby have constituted, and were intended by the Maker to constitute, a material inducement to the Payee to enter into this Note and Pledge Agreement and make the loan contemplated hereby, knowing that the Payee will rely upon this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument. Any provision of this Note and Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Agreement or the validity or enforceability of such provision in any other jurisdiction. Words of any gender herein shall include any other genders, and the singular shall include the plural and vice versa, whenever the same is necessary to produce a fair and meaningful construction. The term "Payee" shall apply equally to the initial Payee specified above and to any holder to which this Note may be assigned.


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         IN WITNESS WHEREOF, the Maker has executed this Note and Pledge
Agreement and intending to be legally bound as of the day and year first written above.

                                    MAKER


                                    _______________________________________
                                    Michael Simpson

                                    PAYEE

                                    THE MED-DESIGN CORPORATION


                                    By:____________________________________
                                    Name:
                                    Title:



                  [Signature Page to Note and Pledge Agreement]

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